As filed with the Securities and Exchange Commission     March 12, 1996
  Registration No.

         SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                   FORM  S-8
         Registration Statement Under the
              Securities Act of 1933

         CENTURION MINES CORPORATION
  (Exact name of registrant as specified in its charter)
         Utah                            87-0429204
  (State or other jurisdiction,        (I.R.S. Employer
  incorporation or organization)     Identification No.)

              331 South Rio Grande, Suite 208
              Salt Lake City, Utah  84101
         (Address of principal executive offices)
                   (801) 534-1132
              (Registrant's telephone number,
                   including area code)

         1991 STOCK OPTION AND STOCK AWARD PLAN OF
              CENTURION MINES CORPORATION
              (Full title of the plan)

              Carlos M. Chavez, General Counsel
              331 S. Rio Grande St., Suite 208
               Salt Lake City, UT  84101
                      (801) 534-1132
    (Name, address, including zip code, and telephone number, including area code of agent for service)

  Title of                        Proposed   Proposed
  Each class                      Maximum    maximum
  of security       Amount        Offering   aggregate   Amount of
  to be             to be         price per  offering    registra-
  registered        registered    share<F1>  price       tion fee
  ________________________________________________________________
  Common stock,
  par value
  $.01 per share    500,000       $1.69      $845,000     $291.36

  <F1>  Estimated pursuant to Rule 457(c) solely for the
  purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the Nasdaq high and low prices for shares of common stock of Centurion Mines Corporation as reported by the Dow Jones News/Retrieval service on March 1, 1996.


  The Exhibit Index appears on page 2 of the sequentially numbered pages of this registration statement.

  This registration statement, including exhibits, contains 18 pages.

  Pursuant to Instruction E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8, SEC File No. 33-60572, filed by Centurion
  Mines Corporation in original form on April 2, 1993, and revised on July 23, 1994, are incorporated herein by reference.

  ITEM 8.     EXHIBITS.

  Copies of the following documents are being furnished as exhibits required by Item 601 of Regulation S-K, promulgated under the Securities Act and the Exchange Act.
  The SEC reference number refers to the exhibit table in
  Item 601 of Regulation S-K.

                                  EXHIBIT INDEX

  SEC                                                  Sequential Page No.
  Reference   Exhibit No.   Document                   of Location
  4           4.1           1991 Stock Option and       *
                              Stock Award Plan

              4.2           Amendment No. 1 to Plan     4

              4.3           Amendment No. 2 to Plan     5

  5           5.2           Opinion of Counsel          6
                            regarding legality

  23          23.3           Consent of Counsel         6
                           (included in Exhibit 5.2)

  23          23.4           Consent of Jones,          7
                             Jensen & Co.

  *      Incorporated by reference to Proxy Statement filed
         March 26, 1991, File No. 0-17048.

            2


                 SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 16th day of March, 1996.

                        REGISTRANT:

                        CENTURION MINES CORPORATION


                    BY:      /s/  Spenst Hansen
                        Spenst Hansen, Chief Executive Officer

  Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

  Dated: March 6, 1996
                    By its Chief Executive Officer:
                    /s/ Spenst Hansen
                    Spenst Hansen, Chief Executive Officer

                    By its Principal Financial and
                    Accounting Officer:
                    /s/ Randy W. Sutherland
                    Randy W. Sutherland,
                    Treasurer and Controller

  Dated: March 6, 1996

                    BY A MAJORITY OF ITS BOARD OF DIRECTORS:

                    /s/ Spenst Hansen
                    Spenst Hansen, Board Chairman

                    /s/ Orson Mabey, III
                    Orson Mabey, III, Director

                    /s/ David Morgan
                    J.D.H. (David) Morgan, Director

                    /s/ Mark Dotson
                    Mark Dotson, Director

  EX-4.2
                    AMENDMENT NO. 1
              TO THE 1991 STOCK OPTION AND
                    STOCK AWARD PLAN OF
              CENTURION MINES CORPORATION

   WHEREAS, Centurion Mines Corporation (the "Company") adopted the 1991 Stock Option and Stock Award Plan of Centurion Mines Corporation (the "Plan") on April
   19, 1991; and

   WHEREAS, an amendment to the Plan was approved by the Board of Directors of the Company on May 27, 1993, and approved by the shareholders of the Company on May
   27, 1993.

   NOW, THEREFORE, the Plan is hereby amended as follows:
   1. Section 4 of the Plan shall be amended to increase the number of common shares of the Company that may be subject to or issued under awards granted pursuant to the terms of the Plan from 500,000 to 1,000,000.
   2. Except as amended hereby, the Plan remains unmodified in full force and effect.

   EX-4.3
                    AMENDMENT NO. 2
              TO THE 1991 STOCK OPTION AND
                    STOCK AWARD PLAN OF
              CENTURION MINES CORPORATION

   WHEREAS, Centurion Mines Corporation (the "Company") adopted the 1991 Stock Option and Stock Award Plan of Centurion Mines Corporation (the "Plan") on April
   19, 1991; and

   WHEREAS, an amendment to the Plan was approved by the Board of Directors of the Company on May 27, 1993, and approved by the shareholders of the Company on May 27, 1993; and

   WHEREAS, an amendment to the Plan was approved by the Board of Directors of the Company on April 18, 1995, and approved by the shareholders of the Company on April 19, 1995.

   NOW, THEREFORE, the Plan is hereby amended as follows:

   1. Section 4 of the Plan shall be amended to increase the number of common shares of the Company that may be subject to or issued under awards granted pursuant to the terms of the Plan from 1,000,000 to 1,500,000.

   2. Except as amended hereby, the Plan remains unmodified in full force and effect.

   EX-5.2 AND EX-23.3

                    [COMPANY LOGO]
              CENTURION MINES CORPORATION
         331 SOUTH RIO GRANDE STREET,SUITE 201
              SALT LAKE CITY, UTAH 84101
       TELE:  801/534-1120    FAX:  801/534-1129

   March 5, 1996

   Board of Directors
   CENTURION MINES CORPORATION
   331 S. Rio Grande Street, Suite 208
   Salt Lake City, Utah  84101

         RE:  Centurion Mines Corporation
              Registration Statement on Form S-8

   Gentlemen:

   I have acted as counsel to Centurion Mines Corporation, a Utah corporation (the 'Company'), in connection with the preparation and filing of a Registration Statement on Form S-8 (the 'Registration Statement') to be filed with the Securities and Exchange Commission on March 6, 1996 pertaining to 500,000 shares of the Company's common stock, $0.01 par value (the 'Shares') being registered in connection with the Company's 1991 Stock Option and Stock Award Plan, amended (the 'Plan').

   I have reviewed the Articles of Incorporation and Bylaws of the Company, the meeting minutes and resolutions of the Board of Directors and shareholders of the Company, the Form S-8 Registration Statement, the Plan, relevant prospectuses and other such documents as I have deemed appropriate. As to factual matters, I have relied upon a certificate supplied to me by an officer of the Company. In rendering the opinion expressed herein, I have assumed, upon reasonable investigation, the validity of all documents and the accuracy of all information supplied to me by the Company.

   Based upon the foregoing, I am of the opinion that the shares being registered pursuant to the Registration
   Statement, when the Registration Statement becomes effective and the Shares are issued and paid for in accordance with the Plan, will have been duly authorized and will be legally issued, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

   Very truly yours,
   /s/ Carlos M. Chavez
   Carlos M. Chavez
   Attorney at Law

   EX-23.4

                       [COMPANY LOGO]
                    JONES, JENSEN & COMPANY

   March 5, 1996


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby concent to the use of our audit report dated December 15, 1995 (and to all references to our Firm) included in or made a part of the Form S-8 registration statement of Centurion Mines Corporation and Subsidiaries.

   /s/ Jones, Jensen & Company
   JONES, JENSEN & COMPANY

   REOFFER PROSPECTUS

                    CENTURION MINES CORPORATION
                       Shares of Common Stock
                    par value $.01 per share
         issued under the Centurion Mines Corporation
            1991 Stock Option and Stock Award Plan
              as Last Amended April 19, 1996

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
   BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   REOFFER PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

   This ReOffer Prospectus relates to Shares of common stock, $.01 par value, of Centurion Mines Corporation ('Centurion' or the 'Company'), issued pursuant to the Company's 1991 Stock Option and Stock Award Plan, as amended by the First and Second Amendments to 1991 Stock Option and Stock Award Plan, which may be offered by certain shareholders of the Company (the 'Selling Shareholders') for their own respective accounts (the 'Shares'). The Company will not receive any part of the proceeds from the sales thereof (See 'Selling Shareholders' section, below). The Selling Shareholders are affiliates of the Company.

   The Company has not been advised by the Selling
   Shareholders that there are any underwriting arrangements with respect to the sale of the Shares.
   The Shares will be sold from time to time in the over-the-counter market at then prevailing prices, or at prices related to then current market prices, or in private transactions at negotiated prices, and brokerage fees may be paid by the Selling Shareholders in connection therewith.

   The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and related fees and expenses. The Company will bear the cost of preparing and filing the registration statement and prospectuses and all filing fees and legal and accounting expenses in connection with registration under federal and state securities laws.

   The Company's common stock is traded in the Nasdaq
   SmallCap Market under the ticker symbol 'CTMC.'
   On March 1, 1996, the closing average price of the stock was $1.69.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
         PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE
         'RISK FACTORS' INDICATED BELOW.

   The Date of this Reoffer Prospectus is March 6, 1996.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED
   TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS REOFFER PROSPECTUS,
   IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND
   IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS
   MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
   THE COMPANY. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE SECURITIES COVERED BY THIS REOFFER PROSPECTUS TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS REOFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                        TABLE OF CONTENTS

AVAILABLE INFORMATION. . . . . . . . . . . . 3

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE . . . . . . . . . . . 3

THE COMPANY. . . . . . . . . . . . . . . . . 4

RISK FACTORS. . . . . . . . . . . . . . . .  5

USE OF PROCEEDS. . . . . . . . . . . . . . . 8

SELLING SHAREHOLDERS. . . . . . . . . . . .  8

PLAN OF DISTRIBUTION. . . . . . . . . . . .  9

DESCRIPTION OF SECURITIES. . . . . . . . . .11

LEGAL MATTERS. . . . . . . . . . . . . . . .12

EXPERTS. . . . . . . . . . . . . . . . . . .12


   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
   OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED
   IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING
   DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION
   OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
   AUTHORIZED BY THE COMPANY.  THIS PROSPECTUS DOES NOT
   CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON
   TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF
   ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO
   WHICH IT RELATES.

         AVAILABLE INFORMATION

   Centurion is subject to the informational requirements of the Securities Exchange Act of 1934 (the 'Exchange Act') and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the 'Commission').
   Such reports, statements and other information may be inspected at and copies of such material may be obtained
   (at prescribed rates) from the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at certain of its regional offices at 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, CA 90036-3648, 219 South Dearborn Street,
   Chicago, IL 60604, and 75 Park Place, 14th Floor, New York, NY 10007 or may be electronically retrieved through the 'Edgar' system administered by the Commission.

   This Reoffer Prospectus, which constitutes an exhibit to the registration statement filed by the Company with the Commission under the Securities Act, as amended (the 'Registration Statement'), omits certain of the information contained in the Registration Statement. Reference is here-by made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning document provisions are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registra-tion Statement, or otherwise filed with the Commission.
   Each such statement is qualified in its entirety by such reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, which are on file with the Commission (File No. 0-17048), are incorporated herein by reference and made a part hereof, listed in chronological order of filing:
   (a) the Company's Annual Report on Form 10-K for the year ended September 30, 1995, filed January 16, 1996; and (b) the Company's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1995, filed February 8, 1996.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares made by this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part of this Reoffer Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Reoffer Prospectus.

   The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request by such person, a copy of any document referred to above which has been or may be incorporated herein by reference in this Reoffer Prospectus, other than exhibits to such documents not specifically incorporated by reference. Such written or oral request should be directed to the Corporate Secretary of the Company and may be transmitted by any of the following means: mail/courier--331 South Rio Grande Street, Suite 201, Salt Lake City, UT 84101; facsimile--801/534-1129; or e-mail--'centurio@xmission.com'.
   For further information, please refer to the Registration
   Statement.

   Each person holding an option under the Plan will be provided with copies of all reports, proxy statements and other communications generally distributed to Centurion share-holders.

         THE COMPANY

   Centurion Mines Corporation, including its subsidiaries ('Centurion' or the 'Company') is a U.S. mineral resource company actively engaged in the acquisition and exploration of mineral properties containing gold, silver, copper, and other mineralization. In addition to its activities for its own account, Centurion conducts business through its subsidiaries. The Company operates its business as a 'junior' natural resource company, meaning that it intends to receive income from property sales, joint ventures or other business arrangements with larger companies, as well as, if warranted, developing and placing its own properties into production. The Company controls considerable mining and mineral exploration properties through leases, options, and mining claims in the State of Utah, and holds production royalties on additional mineral property in Utah. These properties lie in four geographical regions: (1) the Oquirrh Mountain Range (also referred to as the 'Utah
   Gold Belt'), about 15 miles southwest of Salt Lake City, Utah; (2) the Tintic Mining District, about 70 miles southwest of Salt Lake City, Utah; (3) Kings Canyon/South-western Utah, about 70 miles west of Delta, Utah; and (4) the Milford/Beaver area, about 20 miles southwest of Milford, Utah; and (5) other areas of Utah.

   The Company's corporate strategy from its beginning has been directed toward the acquisition of land positions for exploration and development in established mining districts that have had large and profitable production histories. This approach is referred to in the mining industry as 'headframe geology,' which is defined as concentrating efforts near previously known, profitable ore deposits. The Company then explores the properties using geological, geochemical and geophysical techniques. In addition, the Company utilizes drilling programs to support previous testing. Once the Company has identified potential mineralization, it then enters into joint venture arrangements, or sales with a retained royalty, to bring the property into production. The Company's management also has remained alert for opportunities to discover and acquire deposits based on the newly emerging technologies of exploration and metal recovery.

   Centurion's predecessor was formed in 1979 as the Tintic Joint Venture partnership and subsequently was incorporated in 1984. Centurion was accepted as a 'Small Cap Company' for listing on the National Association of Securities Dealers Automated Quotations System (NASDAQ) in November 1988 (symbol: CTMC). The Company's executive office is located at 331 South Rio Grande Street, Suite 201, Salt Lake City, Utah 84101. Its telephone number is 801/534-1120. In addition, the company maintains a technical office at 860 South 500 West, Salt Lake
   City, Utah 84101; a field office in Eureka, Utah; and a field office in Milford, Utah.

         BUSINESS PLAN

   During fiscal 1995 and continuing through fiscal 1996, the Company has concentrated and will focus its main exploration efforts in the Southwestern Utah properties, the Tintic Mining District and to a lesser extent the Oquirrh Mountains (Utah Gold Belt) of Central Utah because of the past history of metal production and the Company's increased experience in these areas. The Company has held many of the Tintic mining properties since 1979. The Company's more recent project involves properties in the Milford area of Utah. The Company has been and continues to be active in the exploration of properties in those areas. The Company also has compiled an extensive library on properties in such areas, consisting of geological reports, historical data and maps. At the same time, the Company remains alert for other opportunities in the western United States. The Company has no current intention of extending its operations outside the United States.

         CURRENT DEVELOPMENTS

   Centurion expects to complete the negotiation of an important joint venture with a major mining company in the near term, and possibly other related ventures within the current fiscal year. In addition, Centurion's affiliated company, Royal Silver Mines, Inc., acquired approximately
   81 percent control of Fausett International, a major underground mining contractor. This is significant because Royal and Fausett International have agreed to bring the Mammoth ore body into early production. That ore body, on the Centurion owned and controlled Mammoth property is now in a phase of readiness, following the extensive preliminary development work that the Company has invested on that ore body. Centurion and Mammoth obtained all the necessary MSHA mining permits and invested more than $200,000 developing the shaft pillar, the Mammoth surface copper zone, and the Opohongo and Ajax Mines immediately south of the Mammoth Mine. Centurion has projected operating income in an amount of approximately $75 per ton to be realizable from this project for a period of at least two years. The disclosure in Item
   2 below, concerning Properties provides more detail about this commitment and about other current developments, such as the Company's plans for production at the OK Copper Mine, and the Company's gold exploration programs at Kings Canyon and at the Blue Mountain Project.

    RISK FACTORS

   The Shares of Common Stock offered hereby are speculative and investment in such Shares involves a high degree of risk. Prospective investors should carefully consider the following factors in evaluating the Company and its operations:

   1. MINERAL RESOURCE AND EXPLORATION COMPANY. There is considerable risk in any mining venture, and there can be no assurance that the Company's operations will be successful or profitable. Exploration for commercially minable ore deposits is highly speculative and involves risks greater than those involved in the discovery of mineralization. Mining companies use the evaluation work of professional geologists, geochemists, geophysicists and engineers in determining whether to acquire an interest in a specific property, or whether or not to commence exploration or developmental work. These professional evaluations are not always scientifically exact, and in some instances result in the expenditure of substantial amounts of money on a property before it is possible to make a final determination as to whether or not the property contains economically minable ore bodies. The economic viability of a property cannot be finally determined until extensive exploration and development work plus a detailed economic feasibility study has been performed. Also, the market prices for metals produced are subject to fluctuation and uncertainty, which may negatively affect the economic viability of properties on which expenditures have been made.

   2. COMPETITION. The mining industry is very competitive. Mining companies compete to obtain favorable mining properties and to evaluate exploration prospects for drilling, exploration, development, and mining. There is no assurance that this competition, although customary in the industry, will not result in delays, increased costs, or other types of negative consequences affecting the Company.

   3. LACK OF REVENUE. The Company lacks a constant and continual flow of revenue. The Company currently holds certain royalty interests in several mining properties sold. The Company is looking for revenue sources on an on-going basis, but there can be no assurance that such sources can be found. The lack of consistent revenue could be a detrimental factor in investing in the stock of the Company.

   4.    ACCUMULATED DEFICIT AND LACK OF PROFITABLE OPERATIONS.
   The Company has incurred a deficit of $8,994,025 from inception to September 30, 1995. The Company therefore may be considered a high risk investment and investors are encouraged to consider their investment carefully.

   5. REALIZATION OF INVESTMENTS IN MINERAL PROPERTIES AND ADDITIONAL CAPITAL NEEDS. The ultimate realization of the Company's investments in mineral properties is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. As discussed in its Annual Report on Form 10-K for fiscal 1995, at Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations', the
   Company expects to fund its operations for fiscal 1996 through joint ventures, production activities, equity funding, or by selling properties and retaining royalty interests. The Company does not have sufficient capital to fully explore and develop its mineral properties and there can be no assurance that the Company will be successful in obtaining the required capital to fund its long-term capital needs.

   6. RETENTION AND ATTRACTION OF KEY PERSONNEL. The Company's success will depend, in large part, on its ability to retain and attract highly qualified personnel. The Company's success in retaining its present staff and in attracting additional qualified personnel will depend on many factors, including its ability to provide them with competitive compensation arrangements, equity participation and other benefits.

   7.    GOVERNMENT REGULATION AND ENVIRONMENTAL CONCERNS.
   The Company must comply with extensive federal, state and local laws and regulations governing the mining industry and the protection of the environment. These laws have jurisdiction over land, mineral rights and/or the surface under which activities are proposed. In general, administrative, compliance and environmental regulations at the federal, state and local level pertaining to the Company's business and properties include: 1) Surface Impact, 2) Water Acquisition, 3) Site Access, 4) Reclamation, 5) Wildlife Preservation, 6) Licenses and Permits, and 7) Maintaining the Fees for unpatented mining claims. Environmental regulations have had limited impact on the Company through the end of fiscal 1995 because its primary business is exploring and developing mining properties, not operating them. Hence, the Company's expenditures to date for required environmental compliance have been limited and not material. During the fiscal years ended September 30, 1995, 1994, 1993, and 1992,
   Centurion expended a total of approximately $72,000 complying with the above requirements. The Company currently is unaware of any properties in its control that would require material expenditures outside the normal range of operations. Subsequent to the end of fiscal 1995, the Company completed the preliminary work necessary to initiate the next phase of mining operations at the Mammoth Mine in the Tintic Mining District and properties under negotiation in Southwestern Utah. Consequently, as the Company becomes more active within its properties, it is reasonable to expect that compliance with environmental regulations will substantially increase costs to the Company. Such compliance may include feasibility studies on the surface impact of the Company's proposed operations, costs associated with Minimizing surface impact, water treatment and protection, reclamation activities including rehabilitation of various sites, and on-going efforts at alleviating the mining impact on wildlife. Moreover, permits or bonds have been and may continue to be required to ensure the Company's compliance with applicable regulations. Future costs of compliance may depend upon the extent and type of exploration and testing required. There is no assurance that the Company will be able to comply with requirements imposed on future development, or that the Company will be able to economically operate or even develop operating mines under such regulations. Therefore, management is not able to estimate those amounts at this time.

   In 1992, the U.S. Congress passed a number of amendments to the General Mining Law of 1872, as amended (the 'General Mining Law'), which governs mining claims and related activities on federal lands. An annual holding fee of $100 per claim was imposed, in addition to an annual filing fee of $35, upon unpatented mining claims located on federal lands. Since 1992, a variety of legislation has been proposed to further amend the General Mining Law. The proposed legislation may significantly impact royalty, bonding requirements, and generally the exploration, development, and mining of mineral deposits situated on land owned by the U.S. government. Although such legislative proposals have not been passed, the likelihood or extent of subsequent enactments is not presently known and the potential impact on the Company as a result of congressional action is difficult to predict. No assurance can be given that the proposed changes and new standards that may be imposed by federal, state and local authorities will not have materially adverse effects on the Company's activities.

   The Company is committed to complying with the various federal, state and local regulations and, to its knowledge, was in compliance during fiscal 1995.

    USE OF PROCEEDS

   The Shares have been or will be issued to the Selling Shareholders as awards under the Plan. Pursuant to the Registration Statement, the Selling Shareholders may offer their Shares for their own respective accounts and the Company will not receive any part of the proceeds from the sale thereof.

    SELLING SHAREHOLDERS

   The Selling Shareholders will be officers and directors of the Company, shareholders who own 5% or more of the outstanding Shares of the Company, and shareholders who receive Shares pursuant to awards under the Plan ('Principal Shareholders'). As of the date of this Reoffer Prospectus, awards of the Shares and options to acquire Shares have been made under the Plan to the following officers, directors and principal shareholders.

                             NUMBER OF SHARES

PRINCIPAL SHAREHOLDERS   AWARDED        ISSUED

Spenst M. Hansen         240,000<F1>    355,000
48 West 300 South
Suite 1401 North
SLC Utah 84101

OFFICERS AND DIRECTORS

Spenst M. Hansen         SEE ABOVE      SEE ABOVE
Orson Mabey III          80,000 <F2>    55,000
J.D.H (David) Morgan     80,000 <F2>    55,000
Mark D. Dotson           40,000 <F2>    15,000
Howard Crosby            96,000 <F3>    44,000
Carlos Chavez            25,000 <F4>    13,000
Randy W. Sutherland       7,200 <F5>     2,100
        TOTAL:          568,500        239,400


<F1> Represents an award of 55,000 shares as partial
compensation for service as a director and CEO of the Company, and 300,000 shares acquired upon exercise of Stock Options administered under the Plan. In addition, Mr. Hansen holds non-security rights: (1) to be issued
15,000 shares each quarter through March 31, 1997, as partial compensation for service as a director (10,000 shares) and CEO (20,000 shares); and (2) to be eligible to receive Stock Options to acquire up to 180,000 Shares at an exercise price of $1.50, accruing at a rate of 30,000 Stock Option rights each quarter through March
31, 1997, and expiring March 31, 1998 (10,000 accrue for director service and 20,000 accrue for CEO service).

<F2> Awarded as partial compensation for service as a
director of the Company.  In addition, Mr. Mabey, Mr.
Morgan and Mr. Dotson each hold non-security rights: (1) to be issued 5,000 Shares each quarter through March 31,
                                        -8-

1997, as partial compensation for service as a director;
and (2) to be eligible to receive Stock Options to acquire up to 10,000 Shares under the same terms described in Footnote 1.

<F3> Awarded as partial compensation for service as the
President, CEO and Chairman of the Board of Directors of four consolidated subsidiaries of the Company, at a rate of 4,000 Shares per month.

<F4> Awarded as partial compensation for service as
Secretary of the Company at a rate of 400 shares per month, and including an award of 5,000 shares in Fiscal
1995 in lieu of salary.

<F5> Awarded as partial compensation for service as
Treasurer of the Company at a rate of 400 shares per month.


As further awards of the Shares and options to acquire the Shares under the Plan are made to Selling Shareholders and as Principal Shareholders acquire Shares upon the exercise of stock options awarded under the plan, this Reoffer
Prospectus shall be updated to reflect those awards. As of the date of this Reoffer Prospectus, the officers and directors of the Company and the Principal Shareholders are those persons listed in the Company's Annual Report on Form
10-K, as amended, for the period ended September 30, 1995, on file with the Commission.

        PLAN OF DISTRIBUTION

The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The Shares may be sold in one or more of the following ways:

(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Reoffer Prospectus.

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be 'underwriters' within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

(d) private transactions at a negotiated price.

Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Reoffer Prospectus and (vi) other facts material to the transaction.

The Selling Shareholders will be subject to anti-fraud and anti-market manipulation rules under the Exchange Act in connection with this offering. Rules 10b-2, 10b-6 and 10b-7, among others, effectively prohibit the Selling
Shareholders from purchasing the Company's common stock while the Shares are being offered pursuant to this Reoffer Prospectus.

The Company has agreed to indemnify the Selling
Shareholders and underwriters acting on their behalf against certain liabilities, including liabilities under the Securities Act, for material misrepresentations contained, or omissions not contained, in this Prospectus.

The laws of certain states may require that sales of the Shares offered hereby be conducted solely through the brokers or dealers so registered in those states.

    DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

The Company is authorized to issue 30,000,000 shares of common stock, $.01 par value, of which 24,387,821 were issued and outstanding as of March 1, 1996. All outstanding shares are fully-paid and non-assessable.
As of March 1, 1996 there were approximately 720 shareholders of record.

DIVIDENDS

The holders of the common stock are entitled to dividends as determined by the board of directors from legally available funds. All shares of common stock have equal rights to participate in any dividend, if, as and when declared by the board of directors. The Company has not paid any dividends and does not anticipate or contemplate paying dividends in the foreseeable future. Management of the Company presently intends to use earnings to finance future growth and development.

VOTING RIGHTS

The holders of common stock are entitled to one vote for each share of common stock held. The Shares do not have the right to cumulative voting for directors, which means that holders of more than 50% of the Shares voting for the election of directors can elect all of the directors if they choose to do so.

PRE-EMPTIVE RIGHTS

No shares have pre-emptive rights.

TRANSFER AGENT

OTC Stock Transfer, Inc., is transfer agent for the Company's common stock. The address is P.O. Box 15600,
231 East 2100 South, Salt Lake City, Utah 84115. The telephone number is 801/485-5554 and the facsimile number is 801/486-0562.

RESTRICTIONS ON TRANSFERABILITY OF COMMON STOCK

During the effectiveness of the Registration Statement of which this Reoffer Prospectus is a part, the Shares may be sold and transferred subject to the requirement that the Selling Shareholder and any underwriters acting on behalf of such Selling Shareholder deliver this Reoffer Prospectus to each offeree. After the Registration Statement ceases to be effective, Shares purchased from the Selling Share-holder or any underwriters acting on behalf of such Selling
Shareholder may be resold and transferred without the filing of a subsequent registration statement.

The award of Shares or options to purchase Shares under the Plan may be subject to contractual restrictions on transferability. Any such contractual restriction will be conspicuously noted on the certificates representing the effective securities. No Shares may be sold hereunder except in accordance with such contractual restrictions.
As of the date of this Reoffer Prospectus, no contractual restrictions have been imposed on awards under the Plan.

WARRANTS AND OPTIONS

The Plan as amended authorizes the issuance of up to 1,500,000 Shares of the Company's common stock, or options for such Shares, to key employees, officers and directors of the Company. As of the date of this Reoffer Prospectus, 1,052,497 Shares of common stock and 325,000 options exercised for acquiring Shares of common stock have been granted pursuant to the Plan.
No warrants have been awarded as of the date of this Reoffer Prospectus.

        LEGAL MATTERS

The legality of the Shares offered hereby will be passed upon for the Company by Carlos M. Chavez, Esq., Salt
Lake City, Utah.

        EXPERTS

The consolidated financial statements and schedules incorporated by reference in this Reoffer Prospectus and elsewhere in the Form S-8 Registration Statement have been audited by Jones, Jensen & Co., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.
Reference is made to said reports, which include an explanatory paragraph with respect to the realizability of the Company's investments in mineral properties as discussed in Note 1 to the consolidated financial statements.